Filed By:  Northeast Bancorp
Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities
Exchange Act of 1934
Subject Company:  Northeast Bancorp
(Commission File No.  1-14588)

NORTHEAST BANCORP EXTENDS ELECTION DEADLINE

(September 14)  -  Lewiston, ME  -  Northeast Bancorp announced today that the election deadline for Northeast Bancorp shareholders to submit letters of transmittal and election forms in connection with the proposed merger (the “Merger”) of FHB Formation LLC with and into Northeast Bancorp, with Northeast Bancorp continuing as the surviving entity, has been extended to 5:00 p.m. on Friday, October 15, 2010, unless further extended.  Any shareholder who has previously submitted an Election Form/Letter of Transmittal will have the opportunity to change his or her election by submitting a new Election Form/Letter of Transmittal.  If a shareholder does not wish to change a previously submitted election, no action needs to be taken.  The extension of the election deadline allows additional time for all Northeast Bancorp shareholders to elect the form of consideration to be provided to them in the Merger and reduces the potential time between the election deadline and the effective date of the Merger, which is now anticipated to occur in the fourth quarter of 2010, pending receipt of regulatory approval.

Northeast Bancorp shareholders who have questions regarding their Election Form/Letter of Transmittal should contact Northeast Bancorp’s exchange agent, Registrar and Transfer Company at (800) 368-5948.

ABOUT NORTHEAST BANCORP
Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a leader in delivering one-stop shopping for financial services, headquartered in Lewiston, Maine.  Northeast has approximately $612 million in assets as of March 31, 2010 and derives its income from a combination of traditional banking services and non-traditional financial products and services including insurance and investments, operating 10 traditional bank branches, 12 insurance offices and three investment centers that serve western, central, mid-coastal and southern Maine, as well as seacoast New Hampshire. Information regarding Northeast Bank Insurance Group, Inc. and Northeast Bank can be found at www.northeastbank.com or by contacting 800-284-5989.

ABOUT FHB FORMATION LLC
FHB Formation LLC, an entity created for this investment, is led by a highly experienced team of executives with a significant track record of growth and success in financial services. Richard Wayne is Chief Executive Officer of FHB. Previously, Mr. Wayne co-founded Capital Crossing Bank in 1988 and served as President and Co-Chief Executive Officer from 1991 until its sale in 2007.  Claire S. Bean is FHB’s Chief Financial Officer and Chief Operating Officer. She has a 25-year track record in financial services, most recently as Executive Vice President and Chief Financial Officer of Benjamin Franklin Bancorp until its sale in 2009. Heather P. Campion is FHB’s Chief Administrative Officer. She has over 25 years of experience as a leading executive in the public and private sectors, and was the Group Executive Vice President and Director of Corporate Affairs at Citizens Financial Group from 1998-2007.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Northeast fails to satisfy other conditions to closing, the transaction may not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the other risk factors discussed from time to time by Northeast in reports filed with the Securities and Exchange Commission (the “SEC”). We urge you to carefully consider the risks which are described in Northeast’s Annual Report on Form 10-K for the year ended June 30, 2009 and in Northeast’s other SEC filings. Northeast is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information about the Transaction
In connection with the proposed merger, Northeast has filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus dated June 14, 2010, which has been mailed to Northeast shareholders. Investors and shareholders of Northeast are urged to read the proxy statement/prospectus filed with the SEC because it contains important information about Northeast and the proposed transaction. The proxy statement/prospectus and any other documents filed by Northeast with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Northeast by contacting Northeast at www.northeastbank.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.